News Release

HOPE BANCORP REPORTS 2025 FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES – April 22, 2025 – Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its first quarter ended March 31, 2025. For the three months ended March 31, 2025, net income totaled $21.1 million, or $0.17 per diluted common share. Excluding notable items(1), net income for the first quarter of 2025 was $22.9 million, or $0.19 per diluted common share. In the fourth quarter of 2024, net income was $24.3 million, or $0.20 per diluted common share.
The Company completed its acquisition of Honolulu-based Territorial Bancorp Inc. (“Territorial”), the holding company of Territorial Savings Bank, effective April 2, 2025.
“We ended the 2025 first quarter with all capital ratios increasing quarter-over-quarter and our tangible common equity ratio(2) up 15 basis points to 10.20% as of March 31, 2025,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “We continued to focus on enhancing our deposit mix, and growth in customer deposits more than offset planned reductions in brokered time deposits.

“Capitalizing on our position of strength, we completed the merger of Territorial Bancorp Inc. following the close of the quarter, effectively becoming the largest regional bank that caters to multicultural customers across the continental United States and Hawaii,” continued Kim. “This acquisition bolsters our balance sheet with the addition of approximately $1.7 billion of core, low-cost deposits and $1.0 billion of residential mortgage loans, after preliminary acquisition accounting adjustments. I would like to thank all our teammates at both Territorial Savings and Bank of Hope for their dedication and hard work in bringing this merger to fruition. We are excited about this combination and look forward to preserving and building upon the 100-plus year legacy of the Territorial brand, culture and commitment to local communities as Territorial Savings, a division of Bank of Hope.

“Our healthy levels of capital and ample liquidity provide us a robust cushion to support prudent growth opportunities, navigate emerging macroeconomic and geopolitical volatility, and continue investing in our organization,” said Kim.

Operating Results for the 2025 First Quarter

Net interest income and net interest margin. Net interest income before provision for credit losses for the 2025 first quarter totaled $100.8 million, a decrease of $1.3 million, or 1%, from $102.1 million in the immediately preceding fourth quarter, primarily driven by the impact of lower interest rates on floating rate loans, lower average loan balances and two fewer days in the quarter, partially offset by a lower cost of interest bearing deposits. Net interest margin for the 2025 first quarter expanded by four basis points to 2.54%, up from 2.50% in the 2024 fourth quarter. The Federal Funds target rate was cut by an aggregate 50 basis points during the 2024 fourth quarter, impacting average yields and rates during the 2025 first quarter.

Noninterest income. Noninterest income for the 2025 first quarter totaled $15.7 million, compared with $15.9 million in the immediately preceding fourth quarter. The 2024 fourth quarter noninterest income included a one-time net gain of $1.0 million related to the sale of two branches in Virginia. Excluding the gain on sale of branches, noninterest income for the 2025 first quarter was up 5% from $14.9 million in the fourth quarter of 2024. The Company recorded net gains on the sale of SBA loans of $3.1 million in each of the 2025 first and 2024 fourth quarters. In the first quarter of 2025, the Company sold $49.9 million of SBA loans, compared with $48.4 million in the immediately preceding fourth quarter.

(1)    Net income excluding notable items is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 9 through 11.
(2)    Tangible common equity ratio is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 9 through 11.
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Noninterest expense. Noninterest expense for the 2025 first quarter totaled $83.9 million, compared with $77.6 million in the immediately preceding fourth quarter and $84.8 million in the year-ago first quarter. Excluding notable items, which consisted primarily of merger-related expenses in the first quarter of 2025, noninterest expense for the 2025 first quarter was $81.3 million, up 6% compared with $77.0 million for the 2024 fourth quarter and down 1% compared with $82.4 million for the 2024 first quarter. The quarter-over-quarter increase in noninterest expense primarily reflected payroll taxes, bonus expense true-ups and vacation accrual payouts, all of which are typically higher in the first quarter of the year. This was partially offset by a quarter-over-quarter decrease in earned interest credit expense, which was driven by a lower average balance of related deposits and the cumulative impact of Federal Funds target rate cuts in 2024.

Tax rate. The effective tax rate for the 2025 first quarter was 24.2%, compared with 20.0% in the fourth quarter of 2024 and 27.9% in the year-ago first quarter. The effective tax rate in both the first quarter of 2025 and the fourth quarter of 2024 reflected the positive impact of investments in renewable energy tax credits. For the 2024 full year, the effective tax rate was 25.1%.

Balance Sheet Summary
Cash and investment securities. At March 31, 2025, cash and due from banks totaled $733.5 million, compared with $458.2 million at December 31, 2024. Investment securities totaled $2.09 billion at March 31, 2025, and $2.08 billion at December 31, 2024.

As of the close of the Territorial merger, Territorial had $86.8 million in cash and cash equivalents. Territorial’s investment securities portfolio was sold effective April 2, 2025, at a market value of $531.1 million. The Company notes that this news release presents preliminary, unaudited financial information for Territorial, which may be subject to change.

Loans. At March 31, 2025, loans receivable, which excludes loans held for sale, totaled $13.34 billion, a decrease of 2% from $13.62 billion at December 31, 2024. Compared with December 31, 2024, residential mortgage loans increased 7%, offset by a 5% decrease in commercial and industrial loans and a 2% decrease in commercial real estate loans.

The following table sets forth the loan portfolio composition at March 31, 2025, December 31, 2024, and March 31, 2024:

(dollars in thousands) (unaudited)	3/31/2025		12/31/2024		3/31/2024
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,377,106	62.8%	$8,527,008	62.6%	$8,707,673	63.5%
Commercial and industrial (“C&I”) loans	3,756,046	28.2%	3,967,596	29.1%	4,041,063	29.4%
Residential mortgage and other loans	1,202,142	9.0%	1,123,668	8.2%	970,442	7.1%
Loans receivable	13,335,294	100.0%	13,618,272	99.9%	13,719,178	100.0%
Loans held for sale	183	—%	14,491	0.1%	2,763	—%
Gross loans	$13,335,477	100.0%	$13,632,763	100.0%	$13,721,941	100.0%

As of the close of the Territorial merger, Territorial’s loans receivable totaled approximately $1.06 billion after preliminary acquisition accounting discounts.

Deposits. Total deposits of $14.49 billion at March 31, 2025, increased 1% from $14.33 billion at December 31, 2024. The quarter-over-quarter increase in deposits primarily reflected a 5% increase in money market deposits. Customer deposits increased quarter-over-quarter, offsetting a planned reduction in brokered time deposits.

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The following table sets forth the deposit composition at March 31, 2025, December 31, 2024, and March 31, 2024:

(dollars in thousands) (unaudited)	3/31/2025		12/31/2024		3/31/2024
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,362,842	23.2%	$3,377,950	23.6%	$3,652,592	24.7%
Money market, interest bearing demand, and savings deposits	5,410,471	37.3%	5,175,735	36.1%	5,313,064	36.0%
Time deposits	5,715,006	39.5%	5,773,804	40.3%	5,787,761	39.3%
Total deposits	$14,488,319	100.0%	$14,327,489	100.0%	$14,753,417	100.0%

Gross loan-to-deposit ratio		92.0%		95.2%		93.0%

As of the close of the Territorial merger, Territorial’s deposits totaled $1.67 billion after preliminary acquisition accounting adjustments; the weighted average cost of deposits was 1.96%.

Borrowings. Federal Home Loan Bank and Federal Reserve Bank borrowings decreased to $100.0 million at March 31, 2025 from $239.0 million at December 31, 2024.

As of the close of the Territorial merger, Territorial’s Federal Home Loan Bank borrowings totaled $160.8 million, of which $125.0 million was paid off effective April 2, 2025.

Credit Quality and Allowance for Credit Losses
Nonperforming assets. Nonperforming assets were $83.9 million, or 0.49% of total assets, at March 31, 2025, a quarter-over-quarter decrease of 8% from $90.8 million, or 0.53% of total assets, at December 31, 2024, and a year-over-year decrease of 21% from $106.8 million, or 0.59% of total assets, at March 31, 2024.

The following table sets forth the components of nonperforming assets at March 31, 2025, December 31, 2024, and March 31, 2024:

(dollars in thousands) (unaudited)	3/31/2025	12/31/2024	3/31/2024
Loans on nonaccrual status (1)	$83,808	$90,564	$59,526
Accruing delinquent loans past due 90 days or more	98	229	47,290
Total nonperforming loans	83,906	90,793	106,816
Other real estate owned	—	—	—
Total nonperforming assets	$83,906	$90,793	$106,816

Nonperforming assets/total assets	0.49%	0.53%	0.59%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $11.8 million, $12.8 million and $10.9 million at March 31, 2025, December 31, 2024, and March 31, 2024, respectively.

As of the close of the Territorial merger, Territorial’s nonperforming assets amounted to $1.9 million, before acquisition accounting adjustments.

Net charge offs. The Company recorded net charge offs of $8.3 million in the 2025 first quarter, equivalent to 0.25%, annualized, of average loans. This compares with net charge offs of $12.8 million, or 0.38%, annualized, of average loans in the immediately preceding fourth quarter.

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The following table sets forth net charge offs and annualized net charge off ratios for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024:

	For the Three Months Ended
(dollars in thousands) (unaudited)	3/31/2025	12/31/2024	3/31/2024
Net charge offs	$8,315	$12,843	$3,536
Annualized net charge offs/average loans	0.25%	0.38%	0.10%

Allowance for credit losses and provision for credit losses. The allowance for credit losses totaled $147.4 million at March 31, 2025, compared with $150.5 million at December 31, 2024. The allowance coverage ratio was 1.11% of loans receivable at March 31, 2025, unchanged from 1.11% at December 31, 2024.

The following table sets forth the allowance for credit losses and the coverage ratios at March 31, 2025, December 31, 2024, and March 31, 2024:

(dollars in thousands) (unaudited)	3/31/2025	12/31/2024	3/31/2024
Allowance for credit losses	$147,412	$150,527	$158,758
Allowance for credit losses/loans receivable	1.11%	1.11%	1.16%

For the 2025 first quarter, the Company recorded a provision for credit losses of $4.8 million, compared with $10.0 million in the immediately preceding fourth quarter. The quarter-over-quarter change in the provision for credit losses primarily reflected the sequential reduction in net charge offs.

Capital

At March 31, 2025, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. All regulatory capital ratios increased quarter-over-quarter and year-over-year.

The following table sets forth the capital ratios for the Company at March 31, 2025, December 31, 2024, and March 31, 2024:

(unaudited)	3/31/2025	12/31/2024	3/31/2024	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	13.28%	13.06%	12.47%	6.50%
Tier 1 Capital Ratio	14.02%	13.79%	13.17%	8.00%
Total Capital Ratio	15.06%	14.78%	14.19%	10.00%
Leverage Ratio	11.92%	11.83%	10.42%	5.00%

At March 31, 2025, total stockholders’ equity was $2.16 billion, or $17.84 per common share, an increase of 1% when compared with $2.13 billion, or $17.68 per common share, at December 31, 2024. Tangible common equity (“TCE”) per share(3) increased to $13.99 at March 31, 2025, up from $13.81 at December 31, 2024. The TCE ratio was 10.20% at March 31, 2025, up 15 basis points from 10.05% at December 31, 2024, and up 87 basis points from 9.33% at March 31, 2024.

(3)    TCE per share is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 9 through 11.
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The following table sets forth the TCE per share and the TCE ratio at March 31, 2025, December 31, 2024, and March 31, 2024:

(unaudited)	3/31/2025	12/31/2024	3/31/2024
TCE per share	$13.99	$13.81	$13.63
TCE ratio	10.20%	10.05%	9.33%

Pursuant to the Territorial merger agreement, on April 2, 2025, Territorial shareholders received 0.8048 shares of Hope Bancorp common stock in exchange for each share of Territorial common stock; accordingly, the Company issued 6,976,754 shares, or $73.3 million of equity, as part of the transaction.

Investor Conference Call
The Company previously announced that it will host an investor conference call on Tuesday, April 22, 2025, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review unaudited financial results for its first quarter ended March 31, 2025. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through April 29, 2025, replay access code 1111094.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, PPNR, PPNR excluding notable items, noninterest expense excluding notable items, TCE per share, TCE ratio, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 9 through 11.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the only regional Korean American bank in the United States with $17.07 billion in total assets as of March 31, 2025. With the addition of Territorial Savings, a division of Bank of Hope, effective April 2, 2025, the Company became the largest regional bank catering to multicultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, the Bank provides a full suite of commercial, corporate and consumer loans, deposit and fee-based products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; treasury management services, foreign currency exchange solutions, interest rate derivative products, and international trade financing, among others. The Bank operates 46 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, New York, New Jersey, Alabama and Georgia under the Bank of Hope banner, and 29 branches in Hawaii under the Territorial Savings banner. The Bank also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With the consummation of the merger of Territorial Bancorp, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected. Other risks and uncertainties include, but are not limited to: possible renewed deterioration in economic conditions in Hope Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; the impact of U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; and risks from natural disasters. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10-K. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka	Angie Yang
EVP & Chief Financial Officer	SVP, Director of Investor Relations
213-235-3235	213-251-2219
julianna.balicka@bankofhope.com	angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	3/31/2025	12/31/2024	% change	3/31/2024	% change
Cash and due from banks	$733,482	$458,199	60%	$1,185,296	(38)%
Investment securities	2,088,586	2,075,628	1%	2,277,990	(8)%
Federal Home Loan Bank (“FHLB”) stock and other investments	103,486	57,196	81%	61,175	69%
Gross loans, including loans held for sale	13,335,477	13,632,763	(2)%	13,721,941	(3)%
Allowance for credit losses	(147,412)	(150,527)	(2)%	(158,758)	(7)%
Accrued interest receivable	49,986	51,169	(2)%	60,316	(17)%
Premises and equipment, net	52,296	51,759	1%	50,541	3%
Goodwill and intangible assets	466,405	466,781	—%	467,984	—%
Other assets	386,010	411,040	(6)%	421,729	(8)%
Total assets	$17,068,316	$17,054,008	—%	$18,088,214	(6)%

Liabilities:
Deposits	$14,488,319	$14,327,489	1%	$14,753,417	(2)%
FHLB and Federal Reserve Bank (“FRB”) borrowings	100,000	239,000	(58)%	795,634	(87)%
Subordinated debentures and convertible notes, net	109,921	109,584	—%	108,592	1%
Accrued interest payable	81,436	93,784	(13)%	122,467	(34)%
Other liabilities	128,607	149,646	(14)%	195,834	(34)%
Total liabilities	$14,908,283	$14,919,503	—%	$15,975,944	(7)%

Stockholders’ Equity:
Common stock, $0.001 par value	$138	$138	—%	$138	—%
Additional paid-in capital	1,445,153	1,445,373	—%	1,439,484	—%
Retained earnings	1,185,721	1,181,533	—%	1,159,593	2%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(206,312)	(227,872)	9%	(222,278)	7%
Total stockholders’ equity	2,160,033	2,134,505	1%	2,112,270	2%
Total liabilities and stockholders’ equity	$17,068,316	$17,054,008	—%	$18,088,214	(6)%

Common stock shares – authorized	300,000,000	300,000,000		150,000,000
Common stock shares – outstanding	121,074,988	120,755,658		120,610,029
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended
	3/31/2025	12/31/2024	% change	3/31/2024	% change

Interest and fees on loans	$194,961	$203,828	(4)%	$213,626	(9)%
Interest on investment securities	15,892	16,930	(6)%	18,049	(12)%
Interest on cash and deposits at other banks	5,205	4,694	11%	27,183	(81)%
Interest on other investments and FHLB dividends	1,108	1,169	(5)%	816	36%
Total interest income	217,166	226,621	(4)%	259,674	(16)%

Interest on deposits	113,585	121,645	(7)%	124,033	(8)%
Interest on borrowings	2,764	2,841	(3)%	20,594	(87)%
Total interest expense	116,349	124,486	(7)%	144,627	(20)%

Net interest income before provision	100,817	102,135	(1)%	115,047	(12)%
Provision for credit losses	4,800	10,000	(52)%	2,600	85%
Net interest income after provision	96,017	92,135	4%	112,447	(15)%

Service fees on deposit accounts	2,921	2,809	4%	2,587	13%
Net gains on sales of SBA loans	3,131	3,063	2%	—	100%
Net gains on sales of securities available for sale	—	837	(100)%	—	—%
Net gain on branch sales	—	1,006	(100)%	—	—%
Other income and fees	9,636	8,166	18%	5,699	69%
Total noninterest income	15,688	15,881	(1)%	8,286	89%

Salaries and employee benefits	48,460	42,016	15%	47,577	2%
Occupancy	7,166	6,837	5%	6,786	6%
Furniture and equipment	5,713	5,436	5%	5,340	7%
Data processing and communications	2,907	2,961	(2)%	2,990	(3)%
FDIC assessment	2,502	2,684	(7)%	2,926	(14)%
FDIC special assessment	—	—	—%	1,000	(100)%
Earned interest credit	3,087	4,605	(33)%	5,834	(47)%
Restructuring-related costs (reversals)	166	(152)	N/A	402	(59)%
Merger-related costs	2,353	735	220%	1,044	125%
Other noninterest expense	11,507	12,468	(8)%	10,940	5%
Total noninterest expense	83,861	77,590	8%	84,839	(1)%
Income before income taxes	27,844	30,426	(8)%	35,894	(22)%
Income tax provision	6,748	6,089	11%	10,030	(33)%
Net income	$21,096	$24,337	(13)%	$25,864	(18)%

Earnings per common share – diluted	$0.17	$0.20		$0.21
Weighted average shares outstanding – diluted	121,433,080	121,401,285		121,020,292
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended
Profitability measures (annualized):	3/31/2025	12/31/2024	3/31/2024
Return on average assets (“ROA”)	0.49%	0.57%	0.54%
ROA excluding notable items (1)	0.54%	0.56%	0.58%
Return on average equity (“ROE”)	3.93%	4.51%	4.87%
ROE excluding notable items (1)	4.26%	4.46%	5.19%
Return on average tangible common equity (“ROTCE”) (1)	5.02%	5.76%	6.24%
ROTCE excluding notable items (1)	5.44%	5.69%	6.66%
Net interest margin	2.54%	2.50%	2.55%
Efficiency ratio (not annualized)	71.98%	65.75%	68.79%
Efficiency ratio excluding notable items (not annualized) (1)	69.82%	65.81%	66.81%

(1) ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 9 through 11.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	3/31/2025			12/31/2024			3/31/2024
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,455,201	$194,961	5.88%	$13,626,965	$203,828	5.95%	$13,746,219	$213,626	6.25%
Investment securities	2,083,809	15,892	3.09%	2,177,613	16,930	3.09%	2,317,154	18,049	3.13%
Interest earning cash and deposits at other banks	496,512	5,205	4.25%	416,467	4,694	4.48%	2,019,769	27,183	5.41%
FHLB stock and other investments	87,065	1,108	5.16%	49,388	1,169	9.42%	48,136	816	6.82%
Total interest earning assets	$16,122,587	$217,166	5.46%	$16,270,433	$226,621	5.54%	$18,131,278	$259,674	5.76%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$5,452,632	$50,619	3.76%	$5,187,715	$50,510	3.87%	$5,072,782	$50,145	3.98%
Time deposits	5,674,095	62,966	4.50%	5,856,439	71,135	4.83%	5,985,501	73,888	4.96%
Total interest bearing deposits	11,126,727	113,585	4.14%	11,044,154	121,645	4.38%	11,058,283	124,033	4.51%
FHLB and FRB borrowings	121,400	356	1.19%	113,533	248	0.87%	1,683,334	17,853	4.27%
Subordinated debentures and convertible notes	105,815	2,408	9.10%	105,482	2,593	9.62%	104,493	2,741	10.38%
Total interest bearing liabilities	$11,353,942	$116,349	4.16%	$11,263,169	$124,486	4.40%	$12,846,110	$144,627	4.53%
Noninterest bearing demand deposits	3,344,732			3,546,613			3,803,870
Total funding liabilities/cost of funds	$14,698,674		3.21%	$14,809,782		3.34%	$16,649,980		3.49%
Net interest income/net interest spread		$100,817	1.30%		$102,135	1.14%		$115,047	1.23%
Net interest margin			2.54%			2.50%			2.55%

Cost of deposits:
Noninterest bearing demand deposits	$3,344,732	$—	—%	$3,546,613	$—	—%	$3,803,870	$—	—%
Interest bearing deposits	11,126,727	113,585	4.14%	11,044,154	121,645	4.38%	11,058,283	124,033	4.51%
Total deposits	$14,471,459	$113,585	3.18%	$14,590,767	$121,645	3.32%	$14,862,153	$124,033	3.36%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended
AVERAGE BALANCES:	3/31/2025	12/31/2024	% change	3/31/2024	% change
Gross loans, including loans held for sale	$13,455,201	$13,626,965	(1)%	$13,746,219	(2)%
Investment securities	2,083,809	2,177,613	(4)%	2,317,154	(10)%
Interest earning cash and deposits at other banks	496,512	416,467	19%	2,019,769	(75)%
Interest earning assets	16,122,587	16,270,433	(1)%	18,131,278	(11)%
Goodwill and intangible assets	466,633	467,021	—%	468,229	—%
Total assets	17,084,378	17,228,881	(1)%	19,140,775	(11)%

Noninterest bearing demand deposits	3,344,732	3,546,613	(6)%	3,803,870	(12)%
Interest bearing deposits	11,126,727	11,044,154	1%	11,058,283	1%
Total deposits	14,471,459	14,590,767	(1)%	14,862,153	(3)%
Interest bearing liabilities	11,353,942	11,263,169	1%	12,846,110	(12)%
Stockholders’ equity	2,148,079	2,156,858	—%	2,126,333	1%

LOAN PORTFOLIO COMPOSITION:	3/31/2025	12/31/2024	% change	3/31/2024	% change
Commercial real estate (“CRE”) loans	$8,377,106	$8,527,008	(2)%	$8,707,673	(4)%
Commercial and industrial (“C&I”) loans	3,756,046	3,967,596	(5)%	4,041,063	(7)%
Residential mortgage and other loans	1,202,142	1,123,668	7%	970,442	24%
Loans receivable	13,335,294	13,618,272	(2)%	13,719,178	(3)%
Loans held for sale	183	14,491	(99)%	2,763	(93)%
Gross loans	$13,335,477	$13,632,763	(2)%	$13,721,941	(3)%

CRE LOANS BY PROPERTY TYPE:	3/31/2025	12/31/2024	% change	3/31/2024	% change
Multi-tenant retail	$1,574,711	$1,619,505	(3)%	$1,666,153	(5)%
Industrial warehouses	1,263,037	1,264,703	—%	1,221,852	3%
Multifamily	1,202,577	1,208,494	—%	1,212,941	(1)%
Gas stations and car washes	1,084,310	1,027,502	6%	1,013,708	7%
Mixed-use facilities	699,776	771,695	(9)%	861,613	(19)%
Hotels/motels	757,814	769,635	(2)%	786,198	(4)%
Single-tenant retail	651,950	659,993	(1)%	667,898	(2)%
Office	347,115	394,431	(12)%	401,392	(14)%
All other	795,816	811,050	(2)%	875,918	(9)%
Total CRE loans	$8,377,106	$8,527,008	(2)%	$8,707,673	(4)%

DEPOSIT COMPOSITION:	3/31/2025	12/31/2024	% change	3/31/2024	% change
Noninterest bearing demand deposits	$3,362,842	$3,377,950	—%	$3,652,592	(8)%
Money market, interest bearing demand, and savings	5,410,471	5,175,735	5%	5,313,064	2%
Time deposits	5,715,006	5,773,804	(1)%	5,787,761	(1)%
Total deposits	$14,488,319	$14,327,489	1%	$14,753,417	(2)%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL & CAPITAL RATIOS:	3/31/2025	12/31/2024	3/31/2024
Total stockholders’ equity	$2,160,033	$2,134,505	$2,112,270
Total capital	$2,153,418	$2,150,810	$2,130,033
Common equity tier 1 ratio	13.28%	13.06%	12.47%
Tier 1 capital ratio	14.02%	13.79%	13.17%
Total capital ratio	15.06%	14.78%	14.19%
Leverage ratio	11.92%	11.83%	10.42%
Total risk weighted assets	$14,297,471	$14,549,658	$15,011,661
Book value per common share	$17.84	$17.68	$17.51
Tangible common equity (“TCE”) per share (1)	$13.99	$13.81	$13.63
TCE ratio (1)	10.20%	10.05%	9.33%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 9.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Balance at beginning of period	$150,527	$153,270	$156,019	$158,758	$158,694
Provision for credit losses on loans	5,200	10,100	3,000	1,700	3,600
Recoveries	233	704	534	2,099	1,184
Charge offs	(8,548)	(13,547)	(6,283)	(6,538)	(4,720)
Balance at end of period	$147,412	$150,527	$153,270	$156,019	$158,758

	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Allowance for unfunded loan commitments	$2,323	$2,723	$2,823	$2,543	$2,843

	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Provision for credit losses on loans	$5,200	$10,100	$3,000	$1,700	$3,600
Provision (credit) for unfunded loan commitments	(400)	(100)	280	(300)	(1,000)
Provision for credit losses	$4,800	$10,000	$3,280	$1,400	$2,600

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
CRE loans	$899	$156	$372	$514	$(497)
C&I loans	7,384	12,607	5,287	3,900	4,072
Residential mortgage and other loans	32	80	90	25	(39)
Net loan charge offs	$8,315	$12,843	$5,749	$4,439	$3,536
Net charge offs/average loans (annualized)	0.25%	0.38%	0.17%	0.13%	0.10%

NONPERFORMING ASSETS:	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Loans on nonaccrual status (1)	$83,808	$90,564	$103,602	$67,003	$59,526
Accruing delinquent loans past due 90 days or more	98	229	226	273	47,290
Total nonperforming loans	83,906	90,793	103,828	67,276	106,816
Other real estate owned (“OREO”)	—	—	—	—	—
Total nonperforming assets	$83,906	$90,793	$103,828	$67,276	$106,816

Nonperforming assets/total assets	0.49%	0.53%	0.60%	0.39%	0.59%
Nonperforming loans/loans receivable	0.63%	0.67%	0.76%	0.50%	0.78%
Nonaccrual loans/loans receivable	0.63%	0.67%	0.76%	0.49%	0.43%
Allowance for credit losses/loans receivable	1.11%	1.11%	1.13%	1.15%	1.16%
Allowance for credit losses/nonperforming loans	175.69%	165.79%	147.62%	231.91%	148.63%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $11.8 million, $12.8 million, $13.1 million, $11.2 million, and $10.9 million, at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.

NONACCRUAL LOANS BY TYPE:	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
CRE loans	$24,106	$23,396	$72,228	$27,292	$37,836
C&I loans	50,544	60,807	24,963	33,456	15,070
Residential mortgage and other loans	9,158	6,361	6,411	6,255	6,620
Total nonaccrual loans	$83,808	$90,564	$103,602	$67,003	$59,526

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
30 - 59 days past due	$11,927	$8,681	$10,746	$9,073	$2,273
60 - 89 days past due	27,719	5,164	1,539	552	313
Total accruing delinquent loans 30-89 days past due	$39,646	$13,845	$12,285	$9,625	$2,586

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
CRE loans	$4,993	$3,205	$816	$5,586	$1,639
C&I loans	27,455	1,288	9,037	2,530	551
Residential mortgage and other loans	7,198	9,352	2,432	1,509	396
Total accruing delinquent loans 30-89 days past due	$39,646	$13,845	$12,285	$9,625	$2,586

CRITICIZED LOANS:	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Special mention loans	$184,659	$179,073	$184,443	$204,167	$215,183
Classified loans	264,064	270,896	321,283	243,635	206,350
Total criticized loans	$448,723	$449,969	$505,726	$447,802	$421,533
Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	3/31/2025	12/31/2024	3/31/2024
Total stockholders’ equity	$2,160,033	$2,134,505	$2,112,270
Less: Goodwill and core deposit intangible assets, net	(466,405)	(466,781)	(467,984)
TCE	$1,693,628	$1,667,724	$1,644,286

Total assets	$17,068,316	$17,054,008	$18,088,214
Less: Goodwill and core deposit intangible assets, net	(466,405)	(466,781)	(467,984)
Tangible assets	$16,601,911	$16,587,227	$17,620,230

TCE ratio	10.20%	10.05%	9.33%
Common shares outstanding	121,074,988	120,755,658	120,610,029
TCE per share	$13.99	$13.81	$13.63

	Three Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (“ROTCE”)	3/31/2025	12/31/2024	3/31/2024
Average stockholders’ equity	$2,148,079	$2,156,858	$2,126,333
Less: Average goodwill and core deposit intangible assets, net	(466,633)	(467,021)	(468,229)
Average TCE	$1,681,446	$1,689,837	$1,658,104

Net income	$21,096	$24,337	$25,864
ROTCE (annualized)	5.02%	5.76%	6.24%

Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended
PRE-PROVISION NET REVENUE (“PPNR”)	3/31/2025	12/31/2024	3/31/2024
Net interest income before provision for credit losses	$100,817	$102,135	$115,047
Noninterest income	15,688	15,881	8,286
Revenue	116,505	118,016	123,333
Less: Noninterest expense	83,861	77,590	84,839
PPNR	$32,644	$40,426	$38,494

Notable items:
FDIC special assessment expense	$—	$—	$1,000
Restructuring-related costs (gains), net (including gain on branch sales)	166	(1,158)	402
Merger-related costs	2,353	735	1,044
Total notable items	2,519	(423)	2,446
PPNR, excluding notable items	$35,163	$40,003	$40,940

	Three Months Ended
PROFITABILITY RATIOS EXCLUDING NOTABLE ITEMS	3/31/2025	12/31/2024	3/31/2024
Net income	$21,096	$24,337	$25,864
Notable items:
FDIC special assessment expense	—	—	1,000
Restructuring-related costs (gains), net (including gain on branch sales)	166	(1,158)	402
Merger-related costs	2,353	735	1,044
Total notable items	2,519	(423)	2,446
Less: tax provision	741	(125)	719
Total notable items, net of tax provision	1,778	(298)	1,727
Net income excluding notable items	$22,874	$24,039	$27,591

Diluted common shares	121,433,080	121,401,285	121,020,292
EPS excluding notable items	$0.19	$0.20	$0.23
Average Assets	$17,084,378	$17,228,881	$19,140,775
ROA excluding notable items (annualized)	0.54%	0.56%	0.58%
Average Equity	$2,148,079	$2,156,858	$2,126,333
ROE excluding notable items (annualized)	4.26%	4.46%	5.19%
Average TCE	$1,681,446	$1,689,837	$1,658,104
ROTCE excluding notable items (annualized)	5.44%	5.69%	6.66%

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	3/31/2025	12/31/2024	3/31/2024
Noninterest expense	$83,861	$77,590	$84,839
Less: notable items:
FDIC special assessment expense	—	—	(1,000)
Restructuring-related (costs) reversals	(166)	152	(402)
Merger-related costs	(2,353)	(735)	(1,044)
Noninterest expense excluding notable items	$81,342	$77,007	$82,393

Revenue	$116,505	$118,016	$123,333
Less: notable items:
Net gain on branch sales	—	(1,006)	—
Revenue excluding notable items	$116,505	$117,010	$123,333

Efficiency ratio excluding notable items	69.82%	65.81%	66.81%
Table Page 11